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                                                                   EXHIBIT 23.01




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated July 28, 1999 included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8, File Nos. 333-20057 and 333-20073. It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 1999 or performed any audit procedures subsequent to the date of our report.



Pittsburgh, Pennsylvania
  September 27, 19999